EXHIBIT 99.1

Steelcase to Participate in Midwest IDEAS Investor Conference

GRAND RAPIDS, Mich., Aug. 16, 2023 (GLOBE NEWSWIRE) -- Steelcase Inc. (NYSE: SCS) announces that Dave Sylvester, Senior Vice President and CFO, and Mike O’Meara, Director, Investor Relations, will present at the Midwest IDEAS Investor Conference on Wednesday, August 23, 2023, at 2:20 p.m. EDT via live webcast. A link to the webcast will be available at http://ir.steelcase.com.

About Steelcase Inc.
Established in 1912, Steelcase is a global design and thought leader in the world of work. We help people do their best work by creating places that work better. Along with more than 35 creative and technology partner brands, we research, design and manufacture furnishings and solutions for the many places where work happens — including learning, health and work from home. Our solutions come to life through our community of expert Steelcase dealers in approximately 770 locations, as well as our online Steelcase store and other retail partners. Founded in Grand Rapids, Michigan, Steelcase is a publicly traded company with fiscal year 2023 revenue of $3.2 billion. With 12,000 global employees and our dealer community, we come together for people and the planet — using our business to help the world work better.

Investor Contact:	Media Contact:
Mike O’Meara	Katie Woodruff
Investor Relations	Corporate Communications
(616) 292-9274	(616) 915-8505

Source: Steelcase
SC-GR